Exhibit 4.31

Framework Agreement for Purchase and Sale of 1st underground floor of Building A of Hongqiao International Technology Square

This Framework Agreement dated this 25th day of September, 2013 is made by and between the following parties (the “Parties”) in Changning District, Shanghai:

Party A: Shanghai Hongqiao Linkong Technology Development Co., Ltd.

Legal Representative: Wang Jia

Address: Room 305, Block 2, 999 Jinzhong Road, Changning District, Shanghai

Party B: Ctrip Computer Technology (Shanghai) Co., Ltd.

Legal Representative: Fan Min

Address: 99 Fuquan Road, Changning District, Shanghai

Regarding Party A’s transfer and Party B’s acquisition of the underground parking space of Building A of Hongqiao International Technology Square (the address stated in the Real Estate Register is 1st underground floor of Building 1, No.999 Jinzhong Road), through friendly negotiations, the Parties hereby agree to enter into this Framework Agreement as follows.

Article 1 Ownership of the Property

Party A obtained the Shanghai Real Estate Title Certificate with serial number “HFDCZ (2012) No.005514” on June 26th, 2012 (see Appendix I for details). The Shanghai Real Estate Title Certificate states as follows: Party A legally owns the property located at the 1st underground floor of Building 1, No. 999, Jinzhong Road. The area of parking space on the 1st underground floor is 5,906.8 sqm consisting of 146 parking spaces, of which 4,140.39 sqm is for civil defense parking and 1,766.41 sqm is general parking space.

Article 2 Lawsuits and Judicial Seizures

Party A (as defendant) is involved in two lawsuits. See Appendix II for details. There are no property preservation measures taken on the 1st underground floor of Building 1, No. 999 of Jinzhong Road under these two cases.

Article 3 Lease

As of the date of this Agreement, Party A has entered into several lease agreements with several tenants regarding part of the parking spaces on the 1st underground floor. Please see details of lease agreements of the parking spaces in Appendix III hereto.

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Article 4 Purchase and Sale of Real Estate

4.1.Party A agrees to transfer and Party B agrees to acquire the underground parking spaces, Building 1 of Hongqiao International Technology Square at 999 Jinzhong Road, Changning District, Shanghai (including the general and civil defense parking space, hereinafter referred to as the “Subject Property”). The floor area of the Subject Property is 5,906.8 sqm.

4.2.The title transfer registration procedures for the Subject Property shall be gone through with relevant governing authorities. Party A and Party B hereby conclude this Framework Agreement for the purchase and sale of the Subject Property. Both Parties will sign the formal purchase and sale contract or other agreement and deal with the title transfer registration procedures according to the relevant regulations on real estate transfers when the Subject Property is suitable for title transfer registration.

Article 5 Price

The Parties agree that the purchase price of the Subject Property shall be RMB8,800,000 (Renminbi eight hundred and eighty thousand yuan), equal to RMB60,274 for each parking space.

Article 6 Payment Terms

6.1.Within 3 working days after this Agreement, Party B shall pay 40% of the total purchase price, i.e. RMB3,520,000 (Renminbi three million five hundred and twenty thousand yuan) to Party A as the 1st installment of the purchase price.

6.2.Within 3 working days after both parties submit application for registration of title transfer (or change of owner) to Changning District Real Estate Trading Center or other relevant authorities and obtaining relevant document receipt (or relevant authorities accepts the application for change of owner), Party B shall pay 40% of the total purchase price, i.e. RMB 3,520,000 (RMB three million five hundred and twenty thousand yuan) to Party A.

6.3.Within 3 working days after obtaining the Subject Property certificate (or completion of change of owner by relevant authorities), Party B shall pay the remaining 20% of total purchase price, i.e. RMB 1,760,000 (RMB one million seven hundred and sixty thousand yuan) to Party A.

Article 7 Delivery

7.1.Delivery of parking spaces without lease. Within 3 working days after this Agreement and Party A’s receipt of 1st installment from Party B, the parking spaces without lease shall be delivered to Party B. The specific date to deliver the parking spaces is subject to Party B’s discretion, which shall not be later than the completion date of title transfer registration for the Subject Property (or completion of change of owner, transfer of rights). Party A and Party B shall sign a Parking Spaces Delivery Confirmation Letter.

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7.2.Delivery of parking spaces with lease. At the first day of the succeeding month after Party B’s receipt of the Real Estate Title Certificate of the Subject Property and settlement of purchase price, Party A shall deliver the parking spaces with lease to Party B. the rent on such parking spaces shall be collected by Party B from the delivery thereof. And within 30 days after delivery, Party A shall assist Party B in handling the assignment and settlement of any security deposit for such parking spaces (if any), and Party B shall be liable for refunding security deposit upon expiry of relevant lease thereafter.

Article 8 Relevant formalities

Party A undertakes to actively apply for title transfer registration for the Subject Property (or change the owner into Party B) with relevant authorities, and Party B undertakes to cooperate with Party A to carry out such work. The Parties agree that, the transfer procedures of the Subject Property involve various units or authorities (including without limitation to real estate trading center, survey department, civil defense department, airport management agency, owners of Building C of Hongqiao International Technology Square), and if the Parties fail to meet applicable conditions for the title transfer registration or change of owner with their best effort, then Party A shall agree that Party B may select any of the following options. Under which circumstance, any option made by Party B shall not be deemed as violation of relevant agreement, undertakings and warranties under this Agreement.

(1)    Party B pays off the balance of total purchase price, and Party B transfers the rights to possess, dispose and use the Subject Property to Party B, permanently.

(2)    Party B leases the parking spaces of the Subject Property from Party A at RMB 500 per month per parking space; Party A shall refund payment made by Party B less applicable rent, and pay interest at twice the corresponding loan interest rate over the refundable amount from the day of payment made by Party B to the Party B’s receipt of refunded amount.

(3)    Party B terminates this Agreement and returns any parking spaces already delivered. Under such circumstance, Party A shall refund any payment made by Party B less applicable rent within 7 working days after receipt of written termination notice from Party B, and pay interest to Party B at twice the corresponding loan interest rate over the refundable amount from the day of payment made by Party B to the Party B’s receipt of refunded amount.

Article 9 Execution of Purchase and Sale Contract

9.1.The Parties acknowledge that the contents of the formal purchase and sale contract or other agreement to be signed shall be compliant with this Agreement. Party B’s right to use the Subject Property under this Agreement shall remain unchanged. Neither Party may refuse to sign the formal purchase and sale contract for reason that the Parties fail to agree on the terms and conditions thereof.

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9.2.The Parties shall sign the formal purchase and sale contract or other agreement within 30 days after the Subject Property meets relevant conditions for transfer registration. Party A shall assist Party B in handling the title transfer registration (or change of owner) for the Subject Property.

Article 10 Property Management

Users of relevant parking spaces shall be liable for their parking management fee in Hongqiao International Technology Square. Party B agrees to pay parking management fees to Party A at RMB 100 yuan per month for each parking space used by Party B from the month of delivery of parking spaces without lease to the month which Party B becomes the owner of the Subject Property and pays off the balance of total purchase price.

Article 11 Warranty

11.1.                                             Party A warrants that information about the Subject Property as well as the relevant contracts and materials made available to Party B prior to execution of this Agreement are authentic and free of concealment or deception.

11.2.                                             Party A warrants that as of the date of this Agreement, the Subject Property is not subject to any lawsuits or judicial seizures, except for those listed in the appendix hereto. Party A warrants that if the Subject Property becomes subject to any lawsuit, judicial seizure or administrative seizure after the date of this Agreement, it will notify Party B promptly and submit relevant legal documents to Party B for keeping after making a photocopy thereof.

11.3.                                             Party A warrants that as of the date of this Agreement, the Subject Property is not subject to any mortgage or other encumbrances. Party A warrants that it will not establish any encumbrance on the Subject Property after the date of this Agreement, unless otherwise agreed by Party B in writing in advance.

Article 12 Taxes

The Parties shall be liable for their respective taxes arising from the purchase and sale of the Subject Property hereunder in accordance with law, unless otherwise agreed in this Agreement.

Article 13 Breach of Contract

13.1.                                             Breach of contract by Party A

13.1.1.           In case Party A violates this Agreement by failing to promptly deliver the Subject Property, or in case Party A violates Article 9.2 by failing to promptly sign formal purchase and sale contract or other agreement of the Subject Property with Party B, for each day of delay, Party A shall pay 0.05% of the paid purchase price as liquidated damages to Party B (any delay which is not attributable to Party A such as reject or refusal to cooperate by relevant authorities shall not be deemed as breach of Party A). If the delay lasts for over 60 days, Party B may terminate this Agreement by giving a written notice to Party A. Party A shall refund the purchase price and interest paid by Party B within the time limit prescribed in the written notice. In addition, Party A shall pay RMB1,500,000 as liquidated damages to Party B.

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13.1.2.           In case Party A violates this Agreement by concealing any information (information made available by Party A to Party B has been included in the terms of this Agreement), or in case Party A refuses to transfer the Subject Property to Party B, or in case Party A refuses to sign formal purchase and sale contract or other agreement with Party B, or in case Party A refuses to assist Party B to make title transfer registration(change of owner) for the Subject Property (unless Changning District Real Estate Trading Center or other authority rejects the transfer of the Subject Property from Party A to Party B, i.e., refuses to accept the application for title transfer registration for the Subject Property), making it impossible or difficult for Party B to obtain the Real Estate Title Certificate of the Subject Property, Party B may select to require Party A to continue performance of this Agreement or terminate this Agreement by giving a written notice to Party A. If Party B selects to terminate this Agreement, Party A shall refund the purchase price paid by Party B within the time limit prescribed in the written notice. In addition, Party A shall pay RMB1,500,000 as liquidated damages to Party B. If Party B selects to require Party A to continue performance of this Agreement, Party A shall be liable for any and all losses caused to Party B due to its delay in discharging the obligations above.

13.1.3.           If any loss is caused to the non-defaulting Party due to the defaulting Party’s breach of contract, the defaulting Party shall be liable for the loss actually suffered by the non-defaulting Party.

13.2.                                             Breach of contract by Party B

13.2.1.           In case Party B violates this Agreement by failing to promptly pay any installment of the purchase price, for each day of delay, Party B shall pay 0.05% of the outstanding purchase price as liquidated damages to Party A. If the delay lasts for over 60 days, Party A may terminate this Agreement by giving a written notice to Party B, and Party B shall pay RMB1,500,000 as liquidated damages to Party A. If there is any balance after deducting such liquidated damages from the purchase price paid by Party B, the balance shall be refunded to Party B upon Party B’s redelivery of the Subject Property.

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13.2.2.           In case Party B violates this Agreement by refusing to purchase the Subject Property from Party A or refusing to sign formal purchase and sale contract with Party A, Party A may select to require Party B to continue performance of this Agreement or terminate this Agreement by giving a written notice to Party B. If Party A selects to terminate this Agreement, Party B shall pay RMB1,500,000 as liquidated damages to Party A. If there is any balance after deducting such liquidated damages from the purchase price paid by Party B, the balance shall be refunded to Party B upon Party B’s redelivery of the Subject Property. If Party A selects to require Party B to continue performance of this Agreement, Party B shall be liable for any and all losses caused to Party A due to its delay in discharging the obligations above.

Article 14 Miscellaneous

14.1.                                             The Parties have obtained internal approvals according to their respective articles of association and have been authorized to sign this Agreement. This agreement will not be held invalid due to any internal approval in violation with articles of association or other relevant regulations. The Parties agree that Party B may designate any affiliated company to execute formal property purchase agreement on behalf of Party B, and if so any payment made by Party B shall be deemed as performance of the affiliated company designated by Party B.

14.2.                                             Confidentiality Obligations

14.2.1.           The Parties hereby agree that unless otherwise required by law, none of the Parties may disclose any content of this Agreement (including the information included in this Agreement or known in the course of execution and performance of this Agreement, such as information about lawsuits of Party A) to any third party.

14.2.2.           “Third party” in the preceding paragraph shall exclude consultants and other personnel retained by the Parties for execution and performance of this Agreement. However, the Parties shall procure that the consultants will comply with the confidentiality obligations under this Article 14. Violation of confidentiality obligations by any consultant will be deemed as violation of confidentiality obligations by the Party retaining such consultant.

14.3.                                             All disputes arising from performance of this Agreement shall first be settled by the Parties through friendly consultation. If the consultation fails, the dispute shall be rendered before the court at the place where the Subject Property is located.

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14.4.                                             This Agreement shall take effect after the Parties affix a seal hereunto.

14.5.                                             This Agreement shall be executed in four originals, with Party A and Party B holding 2 originals respectively.

14.6.                                             The Appendix hereto shall form an integral part of this Agreement.

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(No text below)

Party A: Shanghai Hongqiao Linkong Technology Development Co., Ltd. (seal)

Legal representative:

Party B: Ctrip Computer Technology (Shanghai) Co., Ltd. (seal)

Legal representative:

25 September 2013

Appendix I. Shanghai Real Estate Title Certificate of the Subject Property

Appendix II. Details of lawsuits involving Party A

Appendix III. Details of lease of parking spaces

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Framework Agreement for Purchase and Sale

Building B of Hongqiao International Technology Square

This Framework Agreement dated this 25th day of September, 2013 is made by and between the following parties (the “Parties”) in Changning District, Shanghai:

Party A: Shanghai Huanji Digital Technology Co., Ltd.

Legal Representative: Wang Jia,

Address:  Room 103, Building 4, 999 Jinzhong Road, Changning District, Shanghai

Party B: Ctrip Computer Technology (Shanghai) Co., Ltd.

Legal Representative: Fan Min

Address:  99 Fuquan Road, Changning District, Shanghai

Regarding Party A’s transfer and Party B’s acquisition of Building B of Hongqiao International Technology Square (the address stated in the Real Estate Register is Building 2 No. 999 Jinzhong Road), through friendly negotiations, the Parties hereby agree to enter into this Framework Agreement as follows.

Article 1 Ownership of Property

Party A obtained the Shanghai Real Estate Title Certificate with serial number “HFDCZ (2011) No.003262” on March 11th, 2011 (see Appendix I for details). The Shanghai Real Estate Title Certificate states as follows: the property located at Building 2, No. 999, Jinzhong Road is legally owned by Party A. The property is for education and technology research purpose, with 8,369 sqm of land area, and total floor area of 28,564.15 sqm, of which 6,539.34 sqm is underground building area. It is hereby disclosed by Party A to Party B that the original Real Estate Title Certificate is lost and Party A will apply for new certificate in accordance with Article 11.2 contained herein.

Article 2 Mortgage of Property

On 30 July 2009, Party A signed a loan contract (no.: 1600209411706) and a mortgage contract (no.: 16002094081706) with Shanghai Rural Commercial Bank Changning Branch (hereinafter referred to as “SRCB Changning Branch”), under which Party A borrowed a loan in amount of RMB72,000,000 from SRCB Changning Branch. The term of the loan is to 12 June 2015. Party A mortgaged the land use right to 4/6 Lot, 324 Community of Xinjing Town and the construction in progress thereon (which has changed to the 2 buildings located at No. 999, Jinzhong Road after obtaining of Real Estate Title Certificate) to SRCB Changning Branch as the security for the loan. Party A has repaid RMB24,000,000. The remaining principal loan amount is RMB48,000,000.

Article 3 Lawsuits and Judicial Seizures

Party A (as defendant) is involved in three lawsuits. See Appendix II for details hereto, of which is case with serial number (2012) Chang Min Er (Shang) Chu 999, the plaintiff in the lawsuit applied for preservation to seize such property in the amount of RMB98,784,602.83.

Article 4 Lease of Property

As of the date of this Agreement, Party A has entered into lease contracts of several units in Hongqiao International Technology Square and parking spaces lease contracts with several tenants. See Appendix III and IV for details of lease contracts hereto.

Any units without lease as of this Agreement shall not be available for lease by Party A, unless otherwise notified by Party A to Party B as set forth in the Appendix hereto.

Article 5 Purchase and Sale of Real Estate

5.1. Party A agrees to transfer and Party B agrees to acquire Building B of Hongqiao International Technology Square at 999 Jinzhong Road, Changning District, Shanghai (including the above-ground building and underground building, hereinafter referred to as the “Subject Property”). The floor area of the Subject Property is 28,564.15 sqm.

5.2. In consideration of mortgage and judicial seizures over the Subject Property, Party A and Party B hereby conclude this Framework Agreement for the purchase and sale of the Subject Property. The Parties shall sign Shanghai House Purchase and Sale Contract in the form designated by the Real Estate Trading Center according to the relevant regulations on real estate transfers and deal with the title transfer registration procedures when the Subject Property is available for registration after Party A lift the mortgage and judicial seizures over the Subject Property.

Article 6 Price

The Parties agree that, Party B shall pay the price for the Subject Property at RMB 25,450 per sqm multiplying the total above-ground building area at 22,024.81 sqm, in the total contract price at RMB560,531,414.5 (RMB five hundred and sixty million five hundred and thirty-one thousand four hundred and fourteen yuan fifty cents), with the underground building area (namely 176 parking spaces) assigned to Party B free of charge.

Article 7 Payment Terms

7.1. Within 3 working days after this Agreement, Party B shall pay RMB30,000,000 (Renminbi thirty million yuan) to Party A as the security deposit.

7.2. Within 15 working days after this Agreement, Party B shall pay RMB 82,106,282.9 (RMB eighty-two million one hundred and six thousand two hundred and eighty-two yuan ninety cents) to Party A, making the payment up to 20% of the total purchase price.

7.3. Within 20 working days after this Agreement, Party B shall pay RMB 148,000,000 (RMB one hundred and forty-eight million yuan) to Party A for lifting the mortgage and judicial seizures on the Subject Property, of which (1) RMB100,000,000 shall be used by Party A to provide security deposit to the People’s Court of Changning for the release of the Subject Property from judicial seizures. If Party A lift such judicial seizures by any other means, then such amount of payment shall be available for party A’s disposal; (2) RMB48,000,000 shall be used by Party A to repay the loan to release the Subject Property from the mortgage created for Changning Branch.

7.4. After the execution of the Shanghai House Purchase and Sale Contract in the form designated by the Real Estate Trading Center, Party A shall apply with relevant tax authority for vat settlement regarding the transaction hereunder. Within 3 working days after Party A’s receipt of tax verification form issued by tax authority, Party B shall make payment to Party A in the amount of the sum of all taxes payable indicated in such form, to set off any payables by Party B to Party A.

7.5. Within 3 working days after the Parties apply for title transfer registration with Changning District Real Estate Trading Center and upon Party B’s receipt of relevant receipt of application, Party B shall pay 50% of the outstanding purchase price to Party A.

7.6. Within 3 working days after obtaining the Real Estate Title Certificate of the Subject Property, Party B shall pay the remaining of total purchase price to Party A.

Article 8 Delivery

8.1. Delivery of floors without lease. Within 7 working days after this Agreement takes effect and upon receipt of security deposit at RMB30,000,000 from Party B, the 1st, 2nd, 8th and 9th floor of the Subject Property shall be delivered to Party B. The 3rd floor of the Subject Property shall be delivered to Party B before December 31st 2013, subject to specific date of delivery selected by Party A. The parties shall execute delivery confirmation for the floors delivered. Party B may engage decoration work and move in those floors delivered.

8.2. Delivery of floors with lease. Upon Party B’s receipt of the Real Estate Title Certificate of the Subject Property and settlement of all purchase price, Party A shall deliver all floors with lease to Party B on the first day of succeeding month, namely the 4th, 5th, 6th and 7th floor of the Subject Property.

From the delivery of those floors, the rent (including parking fee etc.) of the floors shall be collected by Party B. In the  meantime, within 30 days after delivery, Party A shall cooperate with Party B for the transfer and settlement of relevant security deposit (twice of relevant monthly rent) paid by the tenants, and Party B shall be responsible for the refundment of security deposit upon expiry of the lease of those tenants. All rights and obligations of the lessor under relevant lease agreements after the transfer and settlement of security deposit shall be transferred to Party B.

8.3. Delivery of the underground parking spaces. Upon Party B’s receipt of the Real Estate Title Certificate of the Subject Property and settlement of all purchase price, Party A shall deliver the underground parking spaces to Party B on the first day of succeeding month. However, Party A agrees to provide 20 underground parking spaces to Party B before Party B obtains the Real Estate Title Certificate, free of rent (but Party B shall pay management fee for each parking space used at RMB100 per month), and the parking spaces shall be delivered to Party B at the delivery of the floors without lease.

8.4. Party B agrees to lease the unit 510 of the Subject Property (including 3 underground parking spaces, No. B028, B029 and B030) to Party A till June 30th 2015 or the expiry of all other lease on the 5th floor of the Subject Property (which is earlier), free of rent with relevant management fee and utility expenses during the lease term borne by Party A. If Party B needs the entire 5th floor, it may terminate the lease of the unit 510 by three month prior notice to Party A, without any breaching liabilities or compensation therefor.

Article 9 Decoration

9.1. Party A agrees that Party B may decorate the Subject Property upon delivery of the floors without lease. Party A undertakes to cooperate in settling issues relating to decoration and use of the Subject Property.

9.2. Party B shall comply with the decoration specifications set by Party A and the property management company (Jones Lang LaSalle), and shall not destroy or affect the structures, facades, public areas, utilities, etc. of the building in the course of decoration. The specific decoration formalities and settlement of decoration management and garbage disposal expense shall be settled by Party B with the property management company (Jones Lang LaSalle) directly with Party A’s assistance.

Article 10 Time Limit for Lifting the Seizures and Mortgage

10.1.                     Party A undertakes to lift all judicial seizures existing as of the date of this Agreement over the Subject Property on or before 31 March 2014.

10.2.                     Party A undertakes to lift the mortgage on the Subject Property on or before 31 March 2014.

Article 11 Execution of Purchase and Sale Contract

11.1.                     The Parties acknowledge that the contents of the Shanghai House Purchase and Sale Contract to be signed shall be compliant with this Agreement (such purchase and sale contract shall only indicate the total purchase price, without referring above-ground buildings and underground buildings). Party B’s right to use the Subject Property under this Agreement shall remain unchanged. Neither Party may refuse to sign the Shanghai House Purchase and Sale Contract for reason that the Parties fail to agree on the terms and conditions thereof.

11.2.                     Party A shall apply with Changning District Real Estate Trading Center for reissuing of a Real Estate Title Certificate within 30 days after lifting of all judicial seizures and mortgage on the Subject Property. The Parties shall sign the Shanghai House Purchase and Sale Contract within 15 days after completion of reissuing of the Real Estate Title Certificate. Party A shall assist Party B in handling the title transfer registration for the Subject Property, and apply for a Real Estate Title Certificate stating that Party B is the owner of the Subject Property.

Article 12 Property Management

Party B agrees to bear management fee for any floors actually used by it from the delivery of relevant floors of the Subject Property. The management fee for above-ground buildings is subject to those set forth for the 3rd -8th floor of Building A of Hongqiao International Technology Sequare by and between Party B and the property management company (Jones Lang LaSalle), which shall be paid by Party B directly to the property management company.

Article 13 Warranty

13.1.                     Party A warrants that information about the Subject Property as well as the relevant contracts and materials made available to Party B prior to execution of this Agreement are authentic and free of concealment or deception.

13.2.                     Party A warrants that as of the date of this Agreement, the Subject Property is not subject to any lawsuits or judicial seizures, except for those listed in the appendix hereto. Party A warrants that if the Subject Property becomes subject to any lawsuit, judicial seizure or administrative seizure after the date of this Agreement, it will notify Party B promptly and submit relevant legal documents to Party B for keeping after making a photocopy thereof.

13.3.                     Party A warrants that as of the date of this Agreement, the Subject Property is not subject to any mortgage or other encumbrances except for those set out in Article 2. Party A warrants that it will not establish any encumbrance on the Subject Property after the date of this Agreement, unless otherwise agreed by Party B in writing in advance.

13.4.                     Party A warrants that, Party B may designate name for the Subject Property and it will cooperate with Party B on relevant approval procedures thereof, with relevant expenses borne by Party B.

Article 14 Taxes

The Parties shall be liable for their respective taxes arising from the purchase and sale of the Subject Property hereunder in accordance with law, unless otherwise agreed in this Agreement.

Article 15 Breach of Contract

15.1.                     Breach of contract by Party A

15.1.1. In case Party A violates this Agreement by failing to promptly deliver the Subject Property, or in case Party A violates Article 10.1 by failing to promptly lift the judicial seizures over the Subject Property, or in case Party A violates Article 10.2 by failing to promptly lift the mortgage on the Subject Property, or in case Party A violates Article 11.2 by failing to promptly sign the Shanghai House Purchase and Sale Contract with Party B, for each day of delay, Party A shall pay 0.03% of the paid purchase price as liquidated damages to Party B (any delay which is not attributable to Party A such as reject or refusal to cooperate by relevant authorities shall not be deemed as breach of Party A). If the delay lasts for over 60 days, Party B may terminate this Agreement by giving a written notice to Party A. Party A shall refund the purchase price paid by Party B and indemnify the decoration costs incurred by Party B within the time limit prescribed in the written notice. In addition, Party A shall pay RMB50,000,000 as liquidated damages to Party B.

15.1.2. In case Party A violates this Agreement by concealing any information (information made available by Party A to Party B has been included in the terms of this Agreement), or in case Party A refuses to transfer the Subject Property to Party B, or in case Party A refuses to sign the Shanghai House Purchase and Sale Contract with Party B, or in case Party A refuses to assist Party B to make title transfer registration for the Subject Property (unless Changning District Real Estate Trading Center or other authority rejects the transfer of the Subject Property from Party A to Party B, i.e., refuses to accept the application for title transfer registration for the Subject Property), making it impossible or difficult for Party B to obtain the Real Estate Title Certificate of the Subject Property, Party B may select to require Party A to continue performance of this Agreement or terminate this Agreement by giving a written notice to Party A. If Party B selects to terminate this Agreement, Party A shall refund the purchase price paid by Party B and indemnify the decoration costs incurred by Party B within the time limit prescribed in the written notice. In addition, Party A shall pay RMB50,000,000 as liquidated damages to Party B. If Party B selects to require Party A to continue performance of this Agreement, Party A shall be liable for any and all losses caused to Party B due to its delay in discharging the obligations above.

15.1.3. If any loss is caused to the non-defaulting Party due to the defaulting Party’s breach of contract, the defaulting Party shall be liable for the loss actually suffered by the non-defaulting Party.

15.2.                     Breach of contract by Party B

15.2.1. In case Party B violates this Agreement by failing to promptly pay any installment of the purchase price, for each day of delay, Party B shall pay 0.03% of the outstanding purchase price as liquidated damages to Party A. If the delay lasts for over 60 days, Party A may terminate this Agreement by giving a written notice to Party B, and Party B shall pay RMB50,000,000 as liquidated damages to Party A. If there is any balance after deducting such liquidated damages from the purchase price paid by Party B, the balance shall be refunded to Party B upon Party B’s redelivery of the Subject Property.

15.2.2. In case Party B violates this Agreement by refusing to purchase the Subject Property from Party A or refusing to sign the Shanghai House Purchase and Sale Contract with Party A, Party A may select to require Party B to continue performance of this Agreement or terminate this Agreement by giving a written notice to Party B. If Party A selects to terminate this Agreement, Party B shall pay RMB50,000,000 as liquidated damages to Party A. If there is any balance after deducting such liquidated damages from the purchase price paid by Party B, the balance shall be refunded to Party B upon Party B’s redelivery of the Subject Property. If Party A selects to require Party B to continue performance of this Agreement, Party B shall be liable for any and all losses caused to Party A due to its delay in discharging the obligations above.

Article 16 Miscellaneous

16.1.                     The Parties have obtained internal approvals according to their respective articles of association and have been authorized to sign this Agreement. This agreement will not be held invalid due to any internal approval in violation with articles of association or other relevant regulations. The Parties agree that Party B may designate any affiliated company to execute formal property purchase agreement on behalf of Party B, and if so any payment made by Party B shall be deemed as performance of the affiliated company designated by Party B.

16.2.                     Confidentiality Obligations

16.2.1. The Parties hereby agree that unless otherwise required by law, none of the Parties may disclose any content of this Agreement (including the information included in this Agreement or known in the course of execution and performance of this Agreement, such as information about lawsuits of Party A) to any third party.

16.2.2. “Third party” in the preceding paragraph shall exclude consultants and other personnel retained by the Parties for execution and performance of this Agreement. However, the Parties shall procure that the consultants will comply with the confidentiality obligations under this Article 16. Violation of confidentiality obligations by any consultant will be deemed as violation of confidentiality obligations by the Party retaining such consultant.

16.3.                     All disputes arising from performance of this Agreement shall first be settled by the Parties through friendly consultation. If the consultation fails, the dispute shall be rendered before the court at the place where the Subject Property is located.

16.4.                     This Agreement shall take effect after the Parties affix a seal hereunto.

16.5.                     This Agreement shall be executed in four originals, with Party A and Party B holding 2 originals respectively.

16.6.                     The Appendix hereto shall form an integral part of this Agreement.

(No text below)

Party A: Shanghai Huanji Digital Technology Co., Ltd. (seal)

Legal representative:

Party B: Ctrip Computer Technology (Shanghai) Co., Ltd. (seal)

Legal representative:

25 September 2013

Appendix I. Shanghai Real Estate Title Certificate of the Subject Property

Appendix II. Details of lawsuits involving Party A

Appendix III. Details of lease of the Subject Property

Appendix IV. Details of lease of parking spaces of the Subject Property